                               POWER OF ATTORNEY













                                                           Page 253 of 258 Pages

                               POWER OF ATTORNEY
                               -----------------

This general Power of Attorney is made this ninth day of July 1997 by Christopher Harwood Bernard Mills.

I hereby appoint Claudia Margaret Cecil Perkins of 10 Park Place, London
SW1A 1LP to be my attorney whereby she is empowered to sign on my behalf all documents required for the proper conduct of the businesses of J O Hambro & Partners Limited, North Atlantic Smaller Companies Investment Trust Plc and its subsidiaries, American Opportunity Trust PLC and its subsidiaries, Growth Financial Services Limited and Eveswise Ltd Retirement & Death Scheme. This Power shall include but not be limited to authorising all statutory, regulatory and other legal submissions which may be required to be made by any of the above companies.

IN WITNESS WHEREOF I have hereunto set my hand and seal the day and year first above written:




Signed, Sealed and Delivered       )
By the above named                 )   /s/ Christopher Harwood Bernard Mills
CHRISTOPHER HARWOOD BERNARD MILLS  )
in the presence of:                )

                                    Maureen O'Hara
                                    10 Park Place
                                    London
                                    SW1A 1LP






                                                           Page 254 of 258 Pages